Exhibit 10.4

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is entered into as of October (the “Closing Date”) by and between Royale Energy, Inc., a Delaware corporation (the “Company”), and Nelda Mae Swift (the “Holder”). Each of the Holder and the Company is a “Party”, and together are the “Parties.”

WHEREAS, the Company owes certain historical payment obligations to the Holder in the amount of $33,188.49 (the “Historical Liability”); and

WHEREAS, in exchange for the consideration specified in this Agreement, the Holder desires to release the Company from all of its direct liabilities, duties, and obligations to the Holder related to the Historical Liability.

Accordingly, the parties agree as follows:

1.    In exchange for the consideration specified in Section 2 below, the Holder hereby fully releases and discharges the Company and its present and former employees, officers and directors from and against those actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (the “Released Claims”) that the Holder is entitled to pursue against the Company in connection with or related to the Historical Liability. The Holder further covenants and agrees not to institute or cause to be instituted any legal proceeding of any nature whatsoever related to any of the Released Claims, premised upon any legal theory or claim except that a legal proceeding may be filed solely to enforce the terms of this Agreement.

2.    In exchange for the release of the Released Claims by the Holder, the Company agrees that it will issue the following to the Holder:

a.	773,332 of shares (the “Common Shares”) of the Company’s common stock, par value $.001 par value (the “Royale Common Stock”).

b.	The Series 2024 Senior Promissory Notes of Royale Energy, Inc. in substantially the form attached as Exhibit A hereto in the principal amount of 85,925.85 (the “Royale Note”).

3.    The Company represents and warrants to the Holder as follows:

a.

The Company is a duly organized and a validly existing corporation in good standing under the laws of the State of Delaware. Each of the Company’s Subsidiaries has been duly organized and is a validly existing limited liability company in good standing under the laws of the State of

Delaware. The Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder.

b.

The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

c.

In accordance with this Agreement, (i) the Common Shares will be validly issued, fully paid and nonassessable shares of Royale Common Stock and the Holder will hold all of the legal and beneficial title to such Common Shares, free and clear of all liens, other than liens created by the Holder, if any, or restrictions on transfer under federal and state securities Laws, and (ii) the Royale Note will be duly authorized, validly issued and outstanding indebtedness of the Company, the Holder will hold all of the legal and beneficial title to the Royale Note, free and clear of all liens, other than liens created by the Holder, if any or restrictions on transfer under federal and state securities Laws. No holder of any outstanding shares of capital stock of the Company and no holder of any outstanding Indebtedness of the Company is entitled to any preemptive or other rights to subscribe for any of the Common Shares or the Royale Note.

4.    The Holder hereby represents and warrants to the Company as follows:

a.    The Holder has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder in accordance with the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

b.    No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority or other person is required to be made or obtained by the Holder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for consents, approvals, filings and similar requirements, the failure of which to be obtained or made would not reasonably be expected to, individually or in the aggregate, prevent the Holder from performing under this Agreement in all material respects.

c.    The execution, delivery and performance by the Holder of this Agreement and the consummation of the other transactions contemplated hereby (a) will not violate any law or any order or decree of any court or governmental instrumentality applicable to the Holder or any of its property; and (b) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Holder is a party or by which the Holder or any of its property is bound.

d.    The Holder:

i.	is familiar with transactions of the kind and scope reflected in this Agreement;

ii.

has made its own independent investigation and appraisal of the financial condition and affairs of the Company and its Subsidiaries and has conducted its own evaluation of the Common Shares and Royale Note and the Company’s creditworthiness and will continue to do so;

iii.

(A) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (B) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Common Shares and Royale Note and the suitability thereof for such Holder; and

iv.	is releasing the Released Claims for the Common Shares and the Royale Note for its own account for investment purposes.

e.

If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986), such Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire for the Common Shares and the Royale Note or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Common Shares and the Royale Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Common Shares and the Royale Note. The Holder’s acquisition of and continued beneficial ownership of the Common Shares and the Royale Note, will not violate any applicable securities or other laws of such Holder’s jurisdiction.

f.

The Holder understands that the Common Shares and the Royale Note are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder acknowledges that the Common Shares and the Royale Note must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. In this connection, such Holder represents that such Holder is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Holder understands that the Company is under no obligation to register any of the securities sold hereunder.

5.    Each party to this Agreement shall bear its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.

6.    No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, will in any even be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which it is given.

7.    THE PARTIES HEREBY AGREE THAT THIS AGREEMENT, AND THE RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL ALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY (i) IRREVOCABLY CONSENT AND AGREES THAT ANY LEGAL OR EQUITABLE ACTION OR PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN

THE COURTS OF THE UNITED STATES OF AMERICA FOR THE STATE OF DELAWARE; AND (ii) BY EXECUTION AND DELIVERY OF THIS AGREEMENT, IRREVOCABLY SUBMITS TO AND ACCEPTS, WITH RESPECT TO ANY SUCH ACTION OR PROCEEDINGS, FOR ITSELF AND IN RESPECT OF ITS PROPERTIES AND ASSETS, FOR PURPOSES OF THIS AGREEMENT, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN SUCH COURTS.

8.    The headings contained in this Agreement are for the purposes of reference only and shall not limit, define, extend or otherwise affect the meaning or scope of this Agreement or any provision hereof.

9.    This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

10.    This Agreement shall be binding upon the Parties and upon each of their respective successors and assignees and shall inure to the benefit of, and be enforceable by, each Party and each of their respective successors and assignees; provided, however, that, with the exception of an assignment by the Holder to any Affiliate thereof, neither Party shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other Party. Nothing contained herein shall confer upon any Person other than the Parties and their permitted successors and assigns, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

11.    For purposes of this Agreement, (i) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole; (iv) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (v) words denoting any gender include all genders. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

12.    All provisions, covenants and agreements herein are binding upon and inure to the benefit of, and be enforceable by or against, the parties hereto and their respective successors and assigns.

13.    This Agreement is the sole and entire agreement of the parties regarding the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date set forth above.

COMPANY

Royale Energy, Inc.

Johnny Jordan

Chief Executive Officer

HOLDER

Nelda Mae Swift

Nelda Mae Swift

Exhibit A

Royale Note

[See attached]

A-1